ELLSWORTH, CARLTON & WALDMAN, P.C.
                                Attorneys at Law
                            1105 Berkshire Boulevard
                                    Suite 320
                              Wyomissing, PA 19610
                                   -----------
                             Telephone 610-374-1135
                                Fax 610-371-9510


                                         September 21, 1999

Board of Directors
National Penn Bancshares, Inc.
Philadelphia and Reading Avenues
Boyertown, Pennsylvania  19512

Re:  National Penn Bancshares, Inc.
     Dividend Reinvestment Plan

Ladies and Gentlemen:

         In connection with the proposed issuance of up to 500,000 shares of common stock, without par value (the "Common Stock"), from time to time by
National Penn Bancshares, Inc. (the "Company") pursuant to the Company's Dividend Reinvestment Plan (the "Plan"), covered by the Company's Registration Statement on Form S-3 filed on or about this date (the "Registration Statement"), we, as special counsel to the Company, have examined:

         1.  The Articles of Incorporation of the Company;

         2.  The Bylaws of the Company;

         3. The resolutions adopted on August 25, 1999 by the Board of Directors of the Company; and

         4.  The Registration Statement.

         Based upon such examination and upon examination of such other instruments, books, records and matters as we deemed necessary under the circumstances, it is our opinion that:

         1. The Company has been duly incorporated under the laws of the Commonwealth of Pennsylvania and is validly existing and in good standing under the laws of such Commonwealth.

         2. The Common Stock covered by the Registration Statement has been duly authorized and, when issued and sold pursuant to the terms described in the Registration Statement, will be legally issued by the Company and fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters".

                                    Very truly yours,

                                    ELLSWORTH, CARLTON & WALDMAN, P.C.


                                    /s/ H. Anderson Ellsworth

                                    H. Anderson Ellsworth



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